Exhibit 5.1

August 4, 2006

Board of Directors

Symmetry Holdings Inc.

432 Scarborough Road
Briarcliff Manor, NY 10510

Ladies and Gentlemen:

        We have acted as special counsel to Symmetry Holdings Inc., a Delaware corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), to register the issuance and sale by the Company of units (the “Units”), each Unit consisting of one share of the Company’s common stock, par value $.001 per share (a “Share”), and one warrant to purchase one Share (a “Warrant”), an option to purchase Units to be issued to FTN Midwest Securities Corp. (the “FTN Option”), an option to purchase Units to be issued to stockholders of the Company immediately preceding the public offering of Units (the “Existing Stockholders’ Option”), the Warrants underlying the Units (including the Warrants underlying the Units issuable upon exercise of the FTN Option and the Existing Stockholders’ Option), the Shares underlying the Units (including the Shares underlying the Units issuable upon exercise of the FTN Option and the Existing Stockholders’ Option) and the the Shares underlying the Warrants underlying the Units (including the Shares underlying the Warrants underlying the Units issuable upon exercise of the FTN Option and the Existing Stockholders’ Option), as described in the Registration Statement (collectively, the “Securities”). As such counsel, you have requested our opinion as to matters described herein relating to the Securities.

        We have examined: the Amended and Restated Certificate of Incorporation of the Registrant and the Amended and Restated By-Laws of the Company, in each case in the form filed with the Commission as an exhibit to the Registration Statement; minutes of corporate proceedings of the Company relating to the subject matter of this opinion, as made available to us by the officers of the Company; an executed copy of the Registration Statement and a copy of each of the exhibits thereto, in each case in the form filed with the Commission; a good standing certificate of the Company as of a recent date; and such matters of law deemed necessary by us in order to deliver this opinion. We have assumed, without independent verification or having any duty to verify, that all documents mentioned herein have been or, prior to issuance and delivery of the Securities, will be duly authorized, executed and delivered by all parties thereto (other than the Company) and are or, prior to issuance and delivery of the Securities, will be valid, binding and enforceable in respect of such parties. In the course of our examination, we have assumed the genuineness of all signatures, the authority of all signatories to sign on behalf of their principals, if any, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies and the authenticity of the originals of such copies, and the legal capacity of all natural persons. As to certain factual matters, we have relied upon information furnished to us by officers of the Company.

        References in this opinion to our “knowledge” or “belief,” or similar words or phrases, mean the actual knowledge (i.e., conscious awareness) or belief of the attorneys in this firm who have devoted attention to the transactions contemplated by the Registration Statement that is both substantive and substantial.

        This opinion is subject to the following additional limitations and qualifications:

(a) We express no opinion concerning any law of any jurisdiction other than (i) the federal laws of the United States of America and (ii) as to the organization, existence, good standing and corporate power and authority of the Company and the corporate authorization and validity of actions by the Company or its board of directors or stockholders, the General Corporation Law of the State of Delaware.

(b) We express no opinion with respect to the enforceability of any agreement or instrument or any provision thereof (i) to the extent such enforceability may be subject to, or affected by, applicable bankruptcy, insolvency, moratorium or similar state or federal laws affecting the rights and remedies of creditors generally (including, without limitation, fraudulent conveyance laws) or general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (ii) providing for specific performance, injunctive relief or other equitable remedies (regardless of whether such enforceability is sought in a proceeding in equity or at law), (iii) providing for indemnification or contribution, which provisions may be limited by federal and state securities laws or policies underlying such laws, (iv) requiring any waiver of stay or extension laws, diligent performance or other acts which may be unenforceable under principles of public policy or (v) providing for a choice of law, jurisdiction or venue. We have assumed that such agreements, instruments or provisions are enforceable.

(c) We have assumed that the minutes of corporate proceedings as made available to us contains all minutes relating to all actions taken (and that there were no other actions taken) with respect to the issuance or sale of the Securities (and other matters purported to be covered thereby).

(d) In rendering this opinion with respect to matters involving good standing and authorization to do business, we have relied solely upon certificates of recent date of such government officials.

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        Based on the foregoing and solely in reliance thereon, it is our opinion that (i) all of the Units described above have been duly authorized and, when issued and delivered against payment therefor as described in the Registration Statement, will be validly issued, fully paid and non-assessable, (ii) all of the Warrants described above have been duly authorized and, when issued and delivered against payment therefor as described in the Registration Statement, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, (iii) the FTN Option and the Existing Stockholders’ Option have been duly authorized and, when issued and delivered against payment therefor as described in the Registration Statement, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, and (iv) all of the Shares described above have been duly authorized and, when issued and delivered against payment therefor as described in the Registration Statement, will be validly issued, fully paid and non-assessable.

        We hereby consent to the filing of this letter as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. We have no obligation to update this opinion for events or changes in law or fact occurring after the date hereof.

        This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Very truly yours,

KELLEY DRYE & WARREN LLP
                                                                                    By: /s/Randi-Jean G. Hedin
                                                                                  A Partner

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